CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2018, relating to the consolidated financial statements of Dr Pepper Snapple Group, Inc., and subsidiaries, appearing in the Annual Report on Form 10-K of Dr Pepper Snapple Group, Inc. for the year ended December 31, 2017, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
August 26, 2019